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                                                        EXHIBIT (4)m(2)


                                                        May 31, 1994
Stepan Company
Edens and Winnetka Road
Northfield, Illinois 60093

        Attention: Mr. Walter J. Klein

        Re: Amendment No. 4 to Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 20, 1990

Ladies and Gentlemen:

        We make reference to that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 20, 1990, as amended (the "Agreement") among Stepan Company (the "Company"), certain banks parties thereto (collectively, the "Banks") and The First National Bank of Chicago, as Agent. Capitalized terms used and not otherwise herein defined shall have the meanings attributed to them in the Agreement.

        The Company has requested that the Agreement be amended in order to (i) extend the Revolving Credit Termination Date, (ii) amend the applicable margins and (iii) amend certain other provisions of the Agreement as more fully set forth hereinafter. This is to advise the Company that the Banks hereby consent to such amendments, subject to the terms and conditions set forth herein. Accordingly, the Company and the Banks hereby agree to amend the Agreement as follows:

        1.  The definition of "Revolving Credit Termination Date" set forth in
Article I of the Agreement is restated in its entirety as follows:

            '"Revolving Credit Termination Date" means May 31, 1998.'

        2.  Clause (ii) of the definition of "Eurodollar Rate" set forth in
Article I of the Agreement is restated in its entirety as follows:

            "(ii) .55% per annum through the Revolving Credit Termination Date and .85% per annum thereafter."

        3. The Agreement provides for Fixed CD Rate pricing as set forth in the definition "Fixed CD Rate" and thereinafter. The Company and the Banks hereby agree that such pricing shall not be available after the Effective Date (as hereinafter defined). From and after the Effective Date, all references in the Agreement to Fixed CD Rate and Fixed CD Rate pricing options shall be deemed deleted.

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        The amendments contained herein shall become effective as of May 31,
1994 (the "Effective Date") upon receipt by the Agent of the following:

        (a)  Copies of this Amendment duly executed by the parties hereto; and

        (b) Copies, certified by the Secretary or Assistant Secretary of the Company, of its Board of Directors' resolutions authorizing the execution of this Amendment.

        The Company represents and warrants to the Banks that, as of the Effective Date, (i) the representations and warranties set forth in
Article V of the Agreement are true and correct and (ii) no Default or Unmatured Default exists.

        It is understood and agreed that all of the terms, conditions and covenants of the Agreement, except as specifically amended herein, shall remain binding upon the Borrower in all respects.

        IN WITNESS WHEREOF, the Company, the Banks and the Agent have executed this Amendment as of the date first above written.

                                        STEPAN COMPANY
                                        By: Walter J. Klein

                                        Title:  Vice President - Finance
                                                Edens and Winnetka Road
                                                Northfield, Illinois 60093
                                        Attention: Treasury Department

                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                        Individually and as Agent
                                        By: Karen F. Kizer

                                        Title:  Senior Vice President
                                                One First National Plaza
                                                Chicago, Illinois 60670

                                        HARRIS TRUST AND SAVINGS BANK
                                        By: R. Michael Newton

                                        Title:  Vice President
                                                111 West Monroe Street
                                                Chicago, Illinois 60690
                                        Attention: R. Michael Newton

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                                ABN-AMRO Bank N.V.
                                Chicago Branch

                                By: SHERI F. KEMPEL

                                Title:  Group Vice President
                                        135 S. LaSalle Street
                                        Suite 425
                                        Chicago, Illinois 60603
                                Attention: Sheri F. Kempel

                                By: JOHN ELLENWOOD

                                Title: Vice President